UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2005

UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 315-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     UCBH Holdings, Inc., a Delaware corporation (“UCBH”), and Pacifica Bancorp, Inc., a Washington corporation (“Pacifica Bancorp”), each registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, entered into an Agreement and Plan of Merger dated as of May 23, 2005 (the “Merger Agreement”). UCBH is the holding company of United Commercial Bank, a California state-chartered bank (“UCB”), and Pacifica Bancorp is the holding company of Pacifica Bank, a Washington state-chartered bank.

     Pursuant to the Merger Agreement, Pacifica Bancorp will merge with and into UCBH Merger Sub, Inc., a newly formed, wholly owned California subsidiary of UCBH (“Merger Sub”), with Merger Sub as the surviving corporation in such merger (the “Merger”), for a total consideration of approximately $40.3 million (as of the most recent closing price for UCBH), comprised of the issuance of approximately 1.2 million shares of UCBH common stock, $16.0 million in cash and approximately $3.6 million related to the cash-out of the outstanding stock options of Pacifica Bancorp. It is contemplated that immediately following the consummation of the Merger, Pacifica Bank will merge with and into United Commercial Bank in a separate transaction.

     In accordance with the terms of the Merger Agreement, upon consummation of the Merger, the outstanding shares of common stock, no par value, of Pacifica Bancorp will be converted into, at the election of the holder thereof, (i) shares of UCBH common stock, par value $0.01, in accordance with the Exchange Ratio (as defined below), (ii) cash in the amount of the Per Share Cash Consideration (as defined below), or (iii) a combination of a specified number of shares of UCBH common stock with respect to some of such holder’s common stock in Pacifica Bancorp and cash with respect to the remainder of such holder’s stock in Pacifica Bancorp. “Exchange Ratio” means the number of shares of UCBH common stock into which a share of common stock of Pacifica Bancorp shall be converted, which number shall be equal to the quotient (to the nearest ten-thousandth) of (i) the Per Share Amount (as defined below) divided by (ii) the Average Closing Price (as defined below). “Per Share Cash Consideration” means an amount of cash, without interest, equal to the Per Share Amount. “Per Share Amount” means the quotient of (i) the sum of (A) the product of (I) 1,198,795 multiplied by (II) the Average Closing Price, plus (B) $16,024,000, divided by (ii) 3,544,597, rounded to the nearest whole cent. “Average Closing Price” means the average of the daily closing price of a share of UCBH common stock reported on the Nasdaq National Market during the ten (10) consecutive trading days preceding the fifth (5) business day prior the date of consummation of the Merger.

     Each share of the capital stock of Merger Sub outstanding immediately prior to the consummation of the Merger shall remain outstanding and shall not be converted or otherwise affected by the Merger, and such shares shall thereafter constitute all of the issued and outstanding shares of Merger Sub as the surviving corporation in the Merger.

     Consummation of the Merger is subject to various closing conditions, including, among others, (i) receipt of the approval of the Merger Agreement by Pacifica Bancorp’s stockholders; (ii) holders of not more than seven percent of the outstanding shares of capital stock of Pacifica Bancorp having perfected dissenter’s rights pursuant to the Washington Business Corporations Act; (iii) receipt of the requisite regulatory approvals from the Board of Governors of the Federal Reserve System and other federal and state regulatory authorities; (iv) the net worth of Pacifica Bancorp being be not less than the Company Closing Net Worth (as defined below), excluding certain considerations; and (v) receipt of an opinion from PricewaterhouseCoopers as to the tax treatment of the Merger. “Company Closing Net Worth” means, if the consummation of the Merger occurs on or before July 31, 2005, $17,173,000; if the consummation of the Merger occurs on or after August 1, 2005 but on or before August 31, 2005, $17,363,000; if such consummation occurs on or after September 1, 2005 but on or before September 30, 2005, $17,566,000; if such consummation occurs on or after October 1, 2005 but on or before October 31, 2005, $17,764,000; and if the such consummation occurs on or after November 1, 2005, $17,996,000.

     Further, Pacifica Bancorp may terminate the Merger Agreement for various reasons prior to consummation of the Merger, including but not limited to the circumstance where the Average Closing Price (as defined above) is less than $16.50; provided, however, that if Pacifica Bancorp elects to terminate the Merger Agreement for such reason, UCBH may render such election null and void, and thereby revive the Merger Agreement, by agreeing to change the Per Share Amount (as defined above) to $10.07, provided that UCBH’s election to change the Per Share Amount shall be in a combination of shares of UCBH common stock and cash that does not negate or adversely impact the conclusions reflected in the tax opinion to be delivered as a closing condition to the Merger.

     UCBH may also terminate the Merger Agreement for various reasons prior to consummation of the Merger, including but not limited to the circumstance where the Average Closing Price (as defined above) is greater than $23.50; provided, however, that if UCBH elects to terminate the Merger Agreement for such reason, Pacifica Bancorp may render such election null and void, and thereby revive the Merger Agreement, by agreeing to change the Per Share Amount (as defined above) to $12.43, provided that Pacifica Bancorp’s election to change the Per Share Amount shall be in a combination of shares of UCBH common stock and cash that does not negate or adversely impact the conclusions reflected in the tax opinion to be delivered as a closing condition to the Merger.

     Each of Pacifica Bancorp and UCBH shall pay to the other a “break-up fee” in the event such party terminates the Merger Agreement upon certain conditions.

     The news release jointly issued by UCBH and Pacifica Bancorp announcing the Merger is included as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits The following exhibit is included with this Report:

Exhibit Number	Description

99.1	Press release of May 24, 2005, announcing the acquisition of Pacifica Bancorp, Inc. by UCBH Holdings, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2005	By: /s/ Jonathan H. Downing
Jonathan H. Downing
Executive Vice President and
Chief Financial Officer